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                                  EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT


DATE:          September 30, 1998

BETWEEN:       COUNTRY MAID FINANCIAL, INC.,
               a Washington corporation                          ("PURCHASER")

AND:           FRANK A. BADGER
               C. DIAN GERSTNER TRUST
               PHILLIP GERSTNER
               AL HEINONEN
               CANDY JOHNSON
               C. RICHARD KEARNS
               THOMAS J. KRUEGER
               JOHN C. MONEYMAKER
               MARK D. OWEN
               ELLIS STUTZMAN
               BRIAN G. SUMPTION
               JOHN J. TOLLEFSEN
               TERRENCE J. TRAPP
               JERRY WEAVER
               DIANNE WHITEHEAD
               CASCADE PACIFIC EQUITY CORP.,
               a Washington corporation
               NORTHWESTERN CAPITAL, LLC,
               a Washington limited liability company
               TERRITORIAL INNS MANAGEMENT, INC.,
               a Nevada corporation                              ("SELLERS")


1.0     RECITALS

        1.1 This Stock Purchase Agreement contemplates a reorganization described in Internal Revenue Code Section 368(b). PURCHASER is a Washington corporation. Those individuals and legal entities named above who constitute selling shareholders of Territorial Inns Management, Inc., a Nevada corporation ("TIM"), are collectively referred to as "SELLERS." SELLERS own one hundred percent (100%) of the outstanding common stock of TIM. SELLERS and PURCHASER are collectively referred to as the "Parties."

        1.2 SELLERS desire to sell, and PURCHASER desires to purchase, all of the issued and outstanding shares ("TARGET SHARES") of the common stock of TIM owned by the SELLERS, for the consideration and on the terms set forth in this AGREEMENT. Each share of TIM common stock will be exchanged 6,250 shares of common stock of COUNTRY MAID FINANCIAL, INC.

        1.3 In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

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2.0 DEFINITIONS

        2.1 "AGREEMENT" means this Stock Purchase Agreement and all attached Exhibits and Schedules, the terms of which are incorporated by reference herein.

        2.2 "APPLICABLE CONTRACT" means any contract material to the operation of PURCHASER's business under which PURCHASER has or may acquire any rights, or under which PURCHASER has or may become subject to any obligation or liability, or by which PURCHASER or any of the assets owned or used by PURCHASER may become bound.

        2.3 "CLOSING" or "CLOSING DATE" means the date and time as of which the exchange of shares actually takes place which shall occur on October 12, 1998, or such later date as the Parties may mutually agree upon.

        2.4 "COUNTRY MAID COMMON STOCK" means the common stock of COUNTRY MAID FINANCIAL, INC., a Washington corporation, no par value.

        2.5 "COUNTRY MAID FINANCIAL, INC." means COUNTRY MAID FINANCIAL, INC., a Washington corporation with its principle place of business located at 2500 Main Street, Lebanon, Oregon 97355

        2.5 "EFFECTIVE DATE" means October 12, 1998.

        2.6 "EXCHANGE AGENT" means the transfer agent, TranSecurities International, Inc., 2510 North Pines, Suite 202, Spokane, Washington 99206 or any other entity designated to transfer PURCHASER securities.

        2.7 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        2.8 "HAZARDOUS MATERIALS" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any environmental law, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

        2.9 "PERSON" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
        2.10 "TIM COMMON STOCK" means the authorized common stock of TIM, par value of $.001 per share. The number of shares beneficially owned by each of the SELLERS is set forth on Schedule B accompanying this AGREEMENT.

        2.11 "TIM" means Territorial Inns Management, Inc., a Nevada corporation with its principal place of business located at 2500 Main Street, Lebanon, Oregon 97355



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3.0 SALE AND TRANSFER OF SHARES


        3.1 Subject to the terms and conditions of this AGREEMENT, SELLERS shall sell to PURCHASER all of SELLERS' right, title and interest in their shares of TIM COMMON STOCK ("TARGET SHARES"). In exchange, PURCHASER shall issue and distribute COUNTRY MAID COMMON STOCK to SELLERS as follows:

               3.1.1 As of the EFFECTIVE DATE, each Target Share shall be converted into the right to receive 6,250 shares of fully paid and nonassessable shares of COUNTRY MAID COMMON STOCK immediately following the EFFECTIVE DATE.

               3.1.2 No share of TIM COMMON STOCK beneficially owned by SELLERS shall be deemed to have any rights other than those set forth above after the EFFECTIVE DATE.

        3.2 Procedure for Share Exchange

               3.2.1 At CLOSING, each SELLER shall surrender to PURCHASER an outstanding certificate or certificates representing all shares of TIM COMMON STOCK beneficially owned by SELLER, or in the alternative, SELLER shall provide PURCHASER with fully executed stock transfer documents, in form acceptable to the EXCHANGE AGENT and counsel for COUNTRY MAID FINANCIAL, INC., sufficient for the record holder of the Target Shares to use in surrendering SELLER's certificates to PURCHASER. In exchange, at CLOSING, each SELLER shall receive in exchange a certificate or certificates representing the number of shares of COUNTRY MAID COMMON STOCK into and for which the shares of TIM COMMON STOCK therefore represented by the surrendered certificate or certificates shall have been converted and exchanged as provided in this Agreement.

               3.2.2 No fractional share of common stock will be issued upon exchange into COUNTRY MAID FINANCIAL, INC. COMMON STOCK. If the exchange results in a fractional share, COUNTRY MAID FINANCIAL, INC. will, at its option, either round the fractional share upward to the next whole integer or pay to the holder an amount, in U.S. funds, not less than the cash value of the fractional interest.

               3.2.3 Until surrendered and exchanged, each outstanding certificate representing shares of TIM COMMON STOCK shall be deemed for all purposes to evidence ownership of and to represent the number of shares of COUNTRY MAID COMMON STOCK into and for which the shares of TIM COMMON STOCK shall be converted and shall be entitled to be exchanged as provided in this Agreement. If any certificate representing COUNTRY MAID COMMON STOCK is to be issued in a name other than that in which the certificate representing TIM COMMON STOCK surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or accompanied by a stock power and otherwise in proper form for transfer and that the PERSON requesting such issuance shall pay to COUNTRY MAID FINANCIAL, INC. or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing COUNTRY MAID COMMON STOCK in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of COUNTRY MAID FINANCIAL, INC. or its transfer agent that the tax has been paid or is not applicable. An additional condition of transfer may be imposed on the transferor to establish the transfer's compliance with federal securities laws and relevant state securities laws.


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4.0 REPRESENTATIONS AND WARRANTIES OF SELLERS

        4.1 SELLERS represent and warrant to PURCHASER as follows that the statements contained in this Section 4.0 are correct and complete as of the date of this Agreement and will be correct and complete as of the CLOSING DATE except as set forth in the disclosure schedule accompanying this Agreement as Schedule A and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.0.

        4.2 The authorized capital stock of TIM consists of: (i) 20,000,000 shares of TIM COMMON STOCK, of which, on the date of this Agreement 1,000 shares are issued and outstanding, and (ii) 1,000,000 shares of TIM PREFERRED STOCK, of which, on the date of this Agreement, no shares have been issued.

        4.3 The execution and delivery to PURCHASER by SELLERS of this AGREEMENT, constitutes the legal, valid, and binding obligation of SELLERS, enforceable against SELLERS in accordance with its respective terms. SELLERS have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this AGREEMENT and any SELLERS' closing documents, if required, and to perform their obligations under this AGREEMENT and the SELLERS' closing documents.

        4.4 To the best of SELLERS' knowledge, information and belief, neither the execution and delivery of this AGREEMENT nor the compliance with and fulfillment of the terms and provisions of this AGREEMENT:

               (a) will result in the breach of any term or provision of, or constitute a default under or conflict with the Articles of Incorporation or Bylaws of TIM;

               (b) is prohibited by or requires any notification, consent, authorization, or any judgment, order, writ, injunction, or decree which is binding upon TIM, except for such approvals or other action or inaction as may be required under the securities or corporate laws of the various states or other jurisdictions.

        4.5 No Seller is or will be required to give any notice to or obtain any consent from any PERSON in connection with the execution and delivery of this AGREEMENT or the consummation or performance of any of its terms and provisions.

        4.6 SELLERS are and will on the CLOSING DATE be the record and beneficial owners and holders of the TARGET SHARES, as set forth on Schedule B accompanying this AGREEMENT. All of the outstanding equity securities of TIM have been duly authorized and validly issued and are fully paid and nonassessable.

        4.7 No representation or warranty of SELLERS in this AGREEMENT omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to any Seller that has specific application to Seller, other than general economic or industry conditions, and that materially adversely affects the value or ownership of the Target Shares that has not been previously disclosed to PURCHASER or set forth in this AGREEMENT.

        4.8 SELLERS and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this AGREEMENT.

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5.0 REPRESENTATIONS AND WARRANTIES OF PURCHASER

        5.1 PURCHASER is a corporation organized, validly existing, and in good standing under the laws of the State of Washington.

        5.2 This AGREEMENT constitutes the legal, valid, and binding obligation of PURCHASER, enforceable against PURCHASER in accordance with its terms. PURCHASER has the full power and authority (including full corporate power and authority) to execute and deliver this AGREEMENT and to perform its obligations hereunder unless otherwise stated in this AGREEMENT.

        5.3 Neither the execution nor the delivery of this AGREEMENT, nor the compliance with and fulfillment of its terms and provisions:

               (a) will result in the breach of any term or provision of, or constitute a default under or conflict with the Articles of Incorporation or Bylaws of PURCHASER; and

               (b) is prohibited by or requires any notification, consent, authorization, or any judgment, order, writ, injunction, or decree which is binding upon PURCHASER, except for such approvals or other action or inaction as may be required under the securities or corporate laws of the various states or other jurisdictions.

        5.4 It is the present intention of PURCHASER to continue the historic business purpose of TIM and to continue to use TIM's historic business assets in a business within the meaning of Federal Tax Regulation Section 1.368-1 (d).

        5.5 PURCHASER and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this AGREEMENT.

        5.6 PURCHASER has or will make available to SELLERS unaudited financial statements of PURCHASER for the fiscal years ended and unaudited preliminary financial information for the twelve-month period ended 1997. The financial statements will present fairly the financial position and results of operations of PURCHASER as of the dates and for the periods indicated therein in accordance with GAAP; provided, however, that the unaudited financial statements for the twelve-month period ended 1997 are preliminary, are subject to normal adjustments of a type consistent with prior years and may be presented without footnotes and certain financial statement disclosures normally required under GAAP.

        5.7 The books of account, minute books, stock record books, and other records of PURCHASER, all of which have been made available to SELLERS, are complete and correct and have been maintained in accordance with sound business practices. The minute book of PURCHASER contains accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of PURCHASER.

        5.8 There is no pending legal proceeding that has been commenced by or against PURCHASER or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by PURCHASER, or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the terms and provisions of this AGREEMENT. To the knowledge of PURCHASER no such proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding.

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        5.10 Prior to CLOSING, PURCHASER shall make available to SELLERS, upon request, a complete and accurate list of all APPLICABLE CONTRACTS and if requested shall make the APPLICABLE CONTRACTS available to SELLERS for review at the offices of PURCHASER.

        5.11 To the best of PURCHASER's knowledge, PURCHASER has substantially complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, Americans with Disabilities Act, and the payment of social security taxes. There is no unfair labor practice charge, complaint, or other action against the PURCHASER pending or, to PURCHASER's best knowledge, threatened before the National Labor Relations Board and the corporation is not subject to any order to bargain by the National Labor Relations Board;

        5.12 Except as otherwise disclosed on Schedule A, to the best of its knowledge, information and belief, PURCHASER is not now, and at all times has not been in violation of or liable under, any environmental law. Except as otherwise disclosed on Schedule A, PURCHASER has no basis to expect, nor has any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any environmental law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which PURCHASER has had an interest, or with respect to any property or facility at or to which HAZARDOUS MATERIALS were generated, manufactured, refined, transferred, imported, used, or processed by PURCHASER. There are no pending, or to the knowledge of PURCHASER threatened, claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any environmental law, with respect to or affecting any of the facilities or any other properties and assets in which PURCHASER has or had an interest.

6.0 COVENANTS

        6.1 The Parties agree as follows with respect to the period from and after the execution of this AGREEMENT:

               6.1.1 Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this AGREEMENT.

        6.2 From and after the date of this AGREEMENT to and including the CLOSING DATE, SELLERS will cause TIM to:

               6.2.1 Give any notices to third parties and obtain any third party consents that PURCHASER may request in connection with this AGREEMENT.

               6.2.2 Grant PURCHASER, its agents, employees, accountants and attorneys, full access to, and the opportunity to examine and make copies of, all such books, records, documents, instruments and papers of and pertaining to TIM as PURCHASER may request.

               6.2.3 Without the express written consent of PURCHASER, not engage in any transaction other than as contemplated by or described in this AGREEMENT, except in the ordinary course of business;

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and
               6.2.4 Maintain all governmental and nongovernmental permits, licenses consents, approvals and waivers necessary for its continued existence.

        6.3 From and after the date of this Agreement to and including the CLOSING DATE, SELLERS will cause TIM to not do the following acts without the express written consent of PURCHASER:

               6.3.1 Issue any shares of its common stock of any class (whether out of stock now authorized but unissued, stock held in its treasury, or stock hereafter created or authorized), or become committed to do so;

               6.3.2 Split-up, combine, or reclassify any of its outstanding stock, or become committed to do so;

               6.3.3 Grant or issue any options, warrants or rights to acquire, or any security convertible into or exchangeable for or which in any manner confers on the holder thereof the right to acquire, any shares of any class its capital stock, or become committed to do so;

               6.3.4 Purchase, redeem, or otherwise acquire for a consideration any shares of its capital stock of any class, or become committed to do so; or

               6.3.5 Declare or pay any dividend on, or make any other distribution or payment with respect to, any share or shares of its capital stock of any class, or become committed to do so.

        6.4 Without the express written consent of PURCHASER, except in the ordinary course of business, from and after the date of this Agreement to and including the CLOSING DATE, SELLERS will cause TIM to not:

               6.4.1 Create, incur or otherwise become directly or indirectly liable (whether as endorser, guarantor, surety or otherwise) for any indebtedness, or become committed to do so.

               6.4.2 Make any investment (whether by acquisition or stock, capital contribution, or otherwise) in, or loan or advance to, any PERSON whatsoever, or become committed to do so.

               6.4.3 Grant any salary or other compensation to any PERSON or become committed to do so; or

               6.4.4 Enter into any employment agreement with any PERSON whatsoever.

        6.5 From and after the date of this AGREEMENT to and including the CLOSING DATE, PURCHASER will use its best efforts to preserve intact the current business organization of PURCHASER, keep available the services of the current officers, employees, and agents of PURCHASER, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with PURCHASER.

        6.6 From and after the date of this AGREEMENT to and including the CLOSING DATE, SELLERS will cause TIM to otherwise report to PURCHASER concerning any material change in the status of the business, operations, and finances of TIM. SELLERS will promptly notify PURCHASER in writing if

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(i) SELLERS become aware of any fact or condition that causes or constitutes a breach of any of SELLER's representations and warranties as of the date of this AGREEMENT, or (ii) if SELLERS become aware of the occurrence after the date of this AGREEMENT of any fact or condition that would, except as expressly contemplated by this AGREEMENT, cause or constitute a breach of any such representation or warranty had the representation or warranty been made as of the time of occurrence or discovery of the fact or condition.

        6.7 Prior to the closing, SELLERS will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any PERSON relating to any transaction involving the sale of the business or assets of TIM (other than in the ordinary course of business).


7.0 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

        The obligation of PURCHASER to effect the stock purchase contemplated by this AGREEMENT shall be subject to performance and compliance by SELLERS of each and all of the covenants and agreements of SELLERS contained in this AGREEMENT and to the satisfaction of each and all of the following conditions precedent:

        7.1 The representations and warranties contained in this AGREEMENT shall be true and correct on and as of the CLOSING DATE, with the same force and effect as if made on and as of the CLOSING DATE.

        7.2 SELLERS shall have performed and complied with all of their covenants stated in this AGREEMENT in all material respects through the CLOSING DATE.

        7.3 There shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this AGREEMENT.


8.0 TERMINATION

        8.1 This AGREEMENT may, by written notice given prior to or at the CLOSING, be terminated as follows:

               (a) by either PURCHASER or SELLERS if a material breach of any provision of this AGREEMENT has been committed by the other party and such breach has not been waived;

               (b) by mutual written consent of PURCHASER and SELLERS; or

               (c) by either PURCHASER or SELLERS if the CLOSING has not occurred (other than through the failure of any party seeking to terminate this AGREEMENT to comply fully with its obligations under this AGREEMENT) on October 12, 1998, or such later date as the Parties may mutually agree upon.

        8.2 Each Party's right of termination is in addition to any other rights it may have under this AGREEMENT or otherwise, and the exercise of a right of termination will not be an election of remedies; provided, however, that if this AGREEMENT is terminated by a party because of a breach of the AGREEMENT by the other party or because one or more of the conditions to the terminating party's obligations under this AGREEMENT is not satisfied as a result of the other party's failure to comply with its

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

obligations under this AGREEMENT, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

9.0 INDEMNIFICATION

        9.1 All representations, warranties, covenants, and obligations in this AGREEMENT, and any other certificate or document delivered pursuant to this AGREEMENT will survive the CLOSING. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this AGREEMENT or the CLOSING DATE, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

        9.2 SELLERS, jointly and severally, and PURCHASER mutually agree to indemnify and hold each other harmless along with their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with any breach of any representation, warrant, covenant or obligation made by the other Party in this AGREEMENT.

10.0    GENERAL PROVISIONS

        10.1 PURCHASER will bear the expenses incurred in connection with the preparation, execution, and performance of this AGREEMENT and its terms and conditions, including all fees and expenses of agents, representatives, counsel, and accountants.

        10.2 The Parties agree to furnish upon request to each other such further information, and to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this AGREEMENT and the documents referred to in this AGREEMENT.

        10.3 The rights and remedies of the parties to this AGREEMENT are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this AGREEMENT or the documents referred to in this AGREEMENT will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this AGREEMENT or the documents referred to in this AGREEMENT can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this AGREEMENT or the documents referred to in this AGREEMENT.

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
        10.4 This AGREEMENT supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to and incorporated in this AGREEMENT) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This AGREEMENT may not be amended except by a written agreement executed by the party to be charged with the amendment.

        10.5 Neither party may assign any of its rights under this AGREEMENT without the prior consent of the other parties, except that PURCHASER may assign any of its rights under this AGREEMENT to any subsidiary of PURCHASER. This AGREEMENT will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this AGREEMENT will be construed to give any PERSON other than the parties to this AGREEMENT any legal or equitable right, remedy, or claim under or with respect to this AGREEMENT or any provision of this AGREEMENT. This AGREEMENT and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this AGREEMENT and their successors and assigns.

        10.6 If any provision of this AGREEMENT is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this AGREEMENT will remain in full force and effect. Any provision of this AGREEMENT held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        10.7 The headings in this AGREEMENT are provided for convenience only and will not affect its construction or interpretation.

        10.8 With regard to all dates and time periods set forth or referred to in this AGREEMENT, time is of the essence.

        10.9 This AGREEMENT will be governed by the laws of the State of Oregon without regard to conflicts of laws principles. Exclusive venue for any dispute in connection with this AGREEMENT shall be in the Circuit Court, Linn County, Oregon.

        10.10 This AGREEMENT may be signed in as many counterparts is as necessary and all signatures so executed shall constitute one AGREEMENT, binding on all Parties as if each was a signatory on the original.

11.0 NOTICES

        Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended at the address stated below. Any party may change its address for any purpose by giving notice of the change of address to the other party in the manner provided in this section.

        If to SELLERS:

        Frank A. Badger                            C. Dian Gerstner Trust
        2052 Englewood Drive                       1020 NW Pulver Lane
        East Grand Rapids, MI 49506                Albany, OR  97355

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        Phillip Gerstner                    Al Heinonen
        P.O. Box 306                        3004 Oakwood Avenue SE
        Fox, OR   97831                     Albany, OR   97321

        Candy Johnson                       C. Richard Kearns
        P.O. Box 942                        P.O. Box 942
        Lebanon, OR   97355                 Lebanon, OR   97355

        Thomas J. Krueger                   John C. Moneymaker
        522 Diving Hawk Trail               1930 E. Meadowmere
        Madison, WI   53713                 Springfield, MO   65807

        Mark Owen                           Ellis Stutzman
        P.O. Box 942                        P.O. Box 942
        Lebanon, OR   97355                 Lebanon, OR   97355

        Brian G. Sumption                   John J. Tollefsen
        633 East Third Street               16212 Bothell Way SE
        Richland Center, WI   53581         Mill Creek, WA   98012

        Terrence J. Trapp                   Jerry Weaver
        274 Snyder Mountain Road            39150 Gribbs Road
        Evergreen, CO   80439               Lebanon, OR   97355

        Dianne Whitehead                    Cascade Pacific Equity Corp.
        725 Harmony                         7600 Terrace Avenue, Suite 205
        Lebanon, OR   97355                 Middleton, WI   53562

        Northwestern Capital, LLC           Territorial Inns Management, Inc.,
        P.O. Box 942                        a Nevada corporation
        Lebanon, OR   97355                 P.O. Box 942
                                            Lebanon, OR   97355

        If to PURCHASER:                    With a copy to:

        Country Maid Financial, Inc.        Jones Law Group, PLLC
        P.O. Box 942                        2300 130th Avenue N.E., Suite A-103
        Lebanon, OR   97355                 Bellevue, WA  98005


12.0 SIGNATURES

        12.1 IN WITNESS WHEREOF, the parties have executed and delivered this AGREEMENT as of the date first written above.

PURCHASER:

COUNTRY MAID FINANCIAL, INC.
a Washington corporation

By:  C. Richard Kearns,                                   Date
        Chief Executive Officer

SELLERS:

Territorial Inns Management, Inc.,
a Nevada corporation


Ellis Stutzman, President                                 Date


Frank A. Badger                                           Date


C. Dian Gerstner Trust                                    Date


Phillip Gerstner                                          Date


Al Heinonen                                               Date


Candy Johnson                                             Date


C. Richard Kearns                                         Date


Thomas J. Krueger                                         Date


John C. Moneymaker                                        Date


Mark D. Owen                                              Date


Ellis Stutzman                                            Date


Brian G. Sumption                                         Date


John J. Tollefsen                                         Date

Terrence J. Trapp                                         Date


Jerry Weaver                                              Date


Dianne Whitehead                                          Date



Cascade Pacific Equity Corp.,                             Date
a Washington corporation
By Its Authorized Representative


Northwestern Capital, LLC,                                Date
a Washington limited liability company
By Its Authorized Representative

                                                                      SCHEDULE A


                               DISCLOSURE SCHEDULE
                           (pursuant to Section 5.12)


1. There is currently only one lawsuit outstanding that may affect the assets of the Company entitled State of South Dakota Department of environment and Natural Resources v. Country Maid Foods, Inc., a Missouri corporation, regarding allegations of environmental violations, a copy of the complaint is available upon request by any of the SELLERS.

                                   SCHEDULE B


               Northwestern Capital, LLC         16 Shares
               John J. Tollefsen                 16 Shares
               John C Moneymaker                 32 Shares
               Terrence J. Trapp                 80 Shares
               Ellis Stutzman                    32 Shares
               Mark D. Owen                      32 Shares
               Candy Johnson                     8 Shares
               Dianne Whitehead                  16 Shares
               Al Heinonen                       8 Shares
               Jerry Weaver                      8 Shares
               Phillip Gerstner                  8 Shares
               C. Dian Gerstner Trust            8 Shares
               C. Richard Kearns                 576 Shares
               Brian Sumption                    8 Shares
               Tom Krueger                       8 Shares
               Frank Badger                      8 Shares
               Cascade Pacific Equity Corp.      136 Shares

               TOTAL NUMBER OF SHARES            1,000 SHARES
